Exhibit 99.1

IMMEDIATE RELEASE

Bluejay Diagnostics, Inc. Reports First Quarter 2022 Financial Results

Acton, Massachusetts, April 20, 2022 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay”, “the Company”), a pre-revenue medical diagnostics company focused on developing cost-effective, rapid, near-patient products for triage and monitoring of disease progression, today announced financial results for the quarter ended March 31, 2022.

Neil Dey, Chief Executive Officer, said “Bluejay continues to prepare for commercial launch of the Symphony IL-6 Test in the U.S. Bluejay’s Symphony platform was designed to provide rapid test results, using whole blood samples, in near-patient settings, to aid in the care of patients with life-threatening diseases. Our lead product candidate, the Symphony IL-6 Test, continues to advance through comprehensive clinical and analytical studies, the results of which will be used to support the Company’s anticipated marketing application with the FDA in the third quarter of 2022.”

Mr. Dey concluded, “It is a very exciting time for Bluejay. In the first quarter, we actively strengthened our management team and continued to build the infrastructure necessary to support our growing operations, including the appointment of Mark Feinberg, as Chief Medical Advisor; Edwin Rule as Vice-President, Regulatory, Compliance and Quality; and Kenneth Fisher as Chief Financial Officer. Our expanded team and the investment in these key areas is important to our product development program and is indicative of rapid progression towards full commercialization of our products.”

Financial Results for the Three Months Ended March 31, 2022

Cash and cash equivalents. Cash and cash equivalents on March 31, 2022 were $17.1 million, as compared to $19.0 million on December 31, 2021. The Company expects its cash position will be sufficient to fund operations beyond the date of our anticipated regulatory approval and initial commercialization of the Symphony IL-6 Test.

Research and development expense. Research and development expenses for the three months ended March 31, 2022 were $695,000, as compared to $24,000 for the comparable period in 2021. The increase in research and development expenses is due to continued clinical studies and scale-up manufacturing of the Symphony IL-6 Test.

General and administrative expense. General and administrative expenses for the three months ended March 31, 2022 were $1.3 million, as compared to $140,000 for the comparable period in 2021. The increase in general and administrative was expected, as the Company invested in scalable infrastructure designed to support its growing operations and $498,000 related to expenses incurred for public company operations due to the completion of our initial public offering in November 2021.

Marketing and business development expense. Marketing and business development expenses for the three months ended March 31, 2022 were $54,000 as compared to $69,000 for the comparable period in 2021. These expenses will be limited while we are pre-revenue, with the expectation to increase the investment in this area commensurate with the growth of our commercial operations.

Net loss/Net loss per share. The net loss for the three months ended March 31, 2022 was $2.0 million, or $0.10 per share, compared to $194,000, or $0.06 per share, for the comparable period in 2021.

About the SymphonyTM System:

Bluejay’s Symphony System (the Symphony System) is designed to address the need for simple, reliable, rapid near-patient testing by providing quantitative measurements of specific biomarkers to determine the need for additional patient care and monitoring. The user-friendly System will not require any sample prep or dedicated staff and was shown in published clinical studies to deliver results in about 24 minutes.

The Symphony IL-6 Test is a development stage product candidate for investigational use only. It is limited by United States law to investigational use.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a pre-revenue medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient product for triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis triage, is designed to provide accurate, reliable results in approximately 24 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, the ability of the Company to submit a marketing application with the FDA in the third quarter of 2022 and whether the Company’s cash position will be sufficient to fund operations beyond the date of its anticipated regulatory approval and initial commercialization of the Symphony IL-6 Test. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.

Investor Contact:

Alexandra Schuman

LifeSci Advisors

alex@lifesciadvisors.com

t: 646-876-3647

Bluejay Diagnostics, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$17,124,177	$19,047,778
Inventory	893,174	-
Prepaid expenses and other current assets	1,302,750	1,612,708
Total current assets	19,320,101	20,660,486

Property and equipment, net	343,741	337,366
Operating lease assets	396,703	-
Other non-current assets	20,231	21,019
Total assets	$20,080,776	$21,018,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$716,836	$295,778
Due to related party	-	2,000
Accrued expenses and other current liabilities	592,622	339,384
Total current liabilities	1,309,458	637,162

Non-current liabilities:
Operating lease liability, non-current	282,294	-
Total liabilities	1,591,752	637,162

Commitments and Contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 100,000,000 shares authorized; 20,151,244 and 20,112,244 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,015	2,011
Additional paid-in capital	28,200,566	28,074,484
Accumulated deficit	(9,713,557)	(7,694,786)
Total stockholders’ equity	18,489,024	20,381,709
Total liabilities and stockholders’ equity (deficit)	$20,080,776	$21,018,871

Bluejay Diagnostics, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	694,757	24,183
General and administrative	1,319,819	139,911
Marketing and business development	53,685	69,104
Total operating expenses	2,068,261	233,198

Operating loss	(2,068,261)	(233,198)

Other income (expense):
Gain on forgiveness of note payable, Paycheck Protection Program	-	5,420
Derivative warrant liability gain (loss)	-	6,111
Interest expense, net of amortization of premium	-	27,051
Other income	54,858	428
Total other income (expense), net	54,858	(39,010)
Net loss	$(2,013,403)	$(194,188)

Net loss per share - Basic and diluted	$(0.10)	$(0.06)

Weighted average common shares outstanding:
Basic and diluted	20,142,300	3,147,200

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